Mayer, Brown, Rowe & Maw LLP
    Oppenheimer Portfolio Series
    March 29, 2005

NYDB01 17318427.1   01-Sep-05 12:58

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   Mayer, Brown, Rowe & Maw LLP operates in combination with our associated
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September 1, 2005                                   Mayer, Brown, Rowe & Maw LLP
                                                                   1675 Broadway
                                                   New York, New York 10019-5820

                                                         Main Tel (212) 506-2500
                                                         Main Fax (212) 262-1910
                                                          www.mayerbrownrowe.com

Oppenheimer International Diversified Fund
60803 South Tucson Way
Centennial, Colorado 80112-3924

Ladies and Gentlemen:

This opinion is being furnished to Oppenheimer International Diversified
Fund, a Massachusetts business trust (the "Fund"), in connection with the
Registration Statement on Form N-1A (the "Registration Statement") under the
Securities Act of 1933, as amended (the "1933 Act"), and the Investment
Company Act of 1940, as amended, filed by the Fund.  As counsel for the Fund, we have examined such statutes, regulations corporate records and other documents and reviewed such questions of law that we deemed necessary or appropriate for the purposes of this opinion.

As to matters of Massachusetts law contained in this opinion, we have relied upon the opinion of Kushner Sanders Ravinal LLP, dated the date hereof.

Based upon the foregoing, we are of the opinion that the Class A, Class B,
Class C, Class N and Class Y shares of beneficial interest to be issued by the Fund as described in the Registration Statement have been duly authorized for issuance and, when issued and delivered by the Fund, in exchange for the consideration stated in the Registration Statement, will be validly issued, fully paid and non-assessable (except for the potential liability of shareholders described in the Fund's Statement of Additional Information being part of the Registration Statement, under the caption "Shareholder and
Trustee Liability").

We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us as legal counsel to the
Fund in the Registration Statement.  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange
Commission thereunder.

                                    Sincerely,

                                    /s/ Mayer, Brown, Rowe & Maw LLP